Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-156695

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Callable Exchangeable Securities linked to a Basket of Equities due March 15, 2016	$8,745,000	$1,015.29
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT (To Prospectus dated January 13, 2009 and Product Supplement dated March 8, 2011)

UBS AG $8,745,000 Callable Exchangeable Securities

Linked to a Basket of Equities due on March 15, 2016

Investment Description

UBS AG Callable Exchangeable Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS”) linked to the performance of a weighted basket (the “underlying basket”) of common stocks (each, a “basket equity”). The Securities are offered at an issue price that is 110% of the $1,000 principal amount per Security. The Securities pay a semi-annual coupon and provide either payment of your principal amount or a return based upon the performance of the underlying basket. On any business day beginning on March 15, 2014 and ending one business day prior to the final valuation date, you may elect to require UBS to exchange your Securities, in whole or in part, for a cash amount based on the value of the basket equities on the applicable valuation date (an “optional early redemption”). On any business day beginning on March 15, 2014 and ending three business days prior to the final valuation date, UBS may, in its sole discretion, redeem your Securities in whole, but not in part upon five (5) business days’ notice (an “issuer call”). Upon an issuer call or at maturity, UBS will pay you the greater of (i) your principal amount or (ii) a cash amount equal to the value of the underlying basket on the applicable valuation date. The Securities provide for the opportunity for positive returns if the final basket value is greater than $1,100. The basket value on the trade date is approximately $938.9671. Investing in the Securities involves significant risks. Because the issue price per Security is 110.00% of the principal amount and you are not guaranteed repayment of amounts in excess of the principal amount, you will lose up to approximately 9.09% of your initial investment in the Securities (less the value of coupon payments received) if the final basket value of the underlying basket is not greater than $1,110. Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Key Dates

Trade Date	March 8, 2011
Settlement Date	March 15, 2011
Final Valuation Date*	March 10, 2016
Maturity Date*	March 15, 2016
*	Subject to postponement in the event of a market disruption event. See “Maturity Date” and “Valuation Date” under “General Terms of the Securities” in the Callable Exchangeable Securities product supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. INVESTORS MAY LOSE UP TO APPROXIMATELY 9.09% OF THEIR INITIAL INVESTMENT IN THE SECURITIES (LESS THE VALUE OF COUPON PAYMENTS RECEIVED ON THE SECURITIES). THIS RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-9 OF THE CALLABLE EXCHANGEABLE SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES.

Security Offering

These terms relate to Callable Exchangeable Securities linked to a weighted basket comprised of shares of the common stock of (i) Apple Inc., (ii) The Blackstone Group L.P. (iii) BorgWarner Inc., (iv) Finisar Corporation, (v) Priceline.com Incorporated and (vi) Schlumberger Limited, each of which we refer to as a “basket equity” and collectively as the “underlying basket.” Investors will have the right to purchase additional Securities pursuant to the optional upsize right described on page 3 herein.

Basket Equities	Basket Weighting	Coupon Rate	Initial Basket Value	CUSIP	ISIN
Common stock of Apple Inc. (“AAPL”)	AAPL: 12.5%
Common stock of The Blackstone Group L.P. (“BX”)	BX: 12.5%
Common stock of BorgWarner Inc. (“BWA”)	BWA: 17.5%	0.125% per annum	Approximately $938.9671.	902674EL0	US902674EL03
Common stock of Finisar Corporation (“FNSR”)	FNSR: 12.5%
Common stock of Priceline.com Incorporated (“PCLN”)	PCLN: 30%
Common stock of Schlumberger Limited (“SLB”)	SLB: 15%

See “Additional Information about UBS and the Securities” on page 2. The Securities will have the terms specified in the Callable Exchangeable Securities product supplement relating to the Securities, dated March 8, 2011, the accompanying prospectus and this pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this pricing supplement, the Callable Exchangeable Securities product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

	Issue Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Security	$1,100	$0	$1,100
Total	$9,619,500	$0	$9,619,500

UBS Securities LLC

Pricing Supplement dated March 8, 2011

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities), with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you the prospectus and the Callable Exchangeable Securities product supplement if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Product supplement for Callable Exchangeable Securities dated March 8, 2011:

http://www.sec.gov/Archives/edgar/data/1114446/000139340111000123/c213939_70001-424b2.htm

♦	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this pricing supplement, “Securities” refer to the Callable Exchangeable Securities that are offered hereby, unless the context otherwise requires. Also, references to the “Callable Exchangeable Securities product supplement” mean the UBS product supplement, dated March 8, 2011, and references to “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 13, 2009.

Indicative Terms

Issuer	UBS AG, London Branch
Issue Price	$1,100, or 110% of the principal amount.
Principal Amount	$1,000 per Security
Optional Upsize Right	UBS will grant each investor the option to purchase additional Securities following the trade date. This option, which is exercisable until 2:00 p.m. on the third business day following the trade date, permits each investor to purchase a maximum of 1,311 additional Securities from UBS. If an investor exercises all or part of this option, they will purchase Securities covered by the option at the issue price to public and on the settlement date that appears on the cover of this pricing supplement. If an investor chooses to exercise its optional upsize right, the share exchange amount for each basket equity will be adjusted as described under “Optional Upsize Adjustments to Share Exchange Amounts” on page 10 herein. For optional upsize right procedures see “Optional Upsize Procedures” on page 10 of this pricing supplement.
Term	Approximately 5 years.
Coupon Payment	Coupon paid semi-annually in arrears in during the term of the Securities based on the coupon rate per annum, regardless of the performance of the underlying basket. The coupon rate per annum is 0.125% of the principal amount. Coupon payments will be determined on a 30/360 calendar day convention.
Coupon Payment Dates	During the term of the Securities, on the 15th calendar day of each September and March, beginning on September 15, 2011. Any payment on your Securities that would otherwise be due on a coupon payment date that is not a business day will instead be paid on the next day that is a business day, with the same effect as if paid on the original due date.
Underlying Basket	The Securities are linked to a weighted basket consisting of (i) Apple Inc. (“AAPL”), (ii) The Blackstone Group L.P. (“BX”), (iii) BorgWarner Inc. (“BWA”), (iv) Finisar Corporation (“FNSR”), (v) Priceline.com Incorporated (“PCLN”) and (vi) Schlumberger Limited (“SLB”) (each, a “basket equity”).
Issuer Call Right	UBS may redeem your Securities in whole, but not in part, on any business day during the issuer call period for an amount determined as described below under “Payment upon an Issuer Call or at Maturity” plus any accrued and unpaid coupon to and including the call date. The Securities will be redeemed five business days after UBS delivers the call notice (the “call date”). Such call date will never be later than the maturity date.
Issuer Call Period	The period starting on March 15, 2014 and ending on, and including, the day that is three business days prior to the final valuation date.
Payment upon an Issuer Call or at Maturity (per Security)	Upon a call date or at maturity, UBS will deliver to you for each Security that you own, an amount of cash per Security equal to the greater of the (i) principal amount per Security, and (ii) final basket value.
Final Basket Value	The sum of the basket equity cash values for each basket equity.
Basket Equity Cash Value	With respect to a basket equity, an amount of cash equal to the product of the share exchange amount for such basket equity multiplied by the final equity price of such basket equity.

Share Exchange Amount	A number of shares of a basket equity, as follows: AAPL: 0.33046 BX: 6.675161 BWA: 2.168437 FNSR: 2.865288 PCLN: 0.606531 SLB: 1.558477
The share exchange amount for a basket equity may be adjusted in the case of certain corporate events as described in the Callable Exchangeable Securities product supplement.
Final Equity Price	With respect to each basket equity, the closing price for such basket equity on the applicable valuation date, as determined by the calculation agent.
Optional Early Redemption	You may elect to require UBS to redeem your Securities, in whole or in part, on any trading day during the optional redemption period.
If the Securities are redeemed pursuant to an optional early redemption, UBS will pay to you a cash amount for each redeemed Security on the third business day following the applicable valuation date (the “early redemption settlement date”) equal to the final basket value plus any accrued and unpaid coupon to and including the early redemption settlement date. After your Securities are redeemed pursuant to an optional early redemption, no further amounts will be owed to you under the Securities. For optional early redemption procedures see “Optional Early Redemption” on page 4 of this pricing supplement.
Optional Redemption Period	The period starting on March 15, 2014 and ending one business day prior to the final valuation date.
Valuation Date	If the Securities are subject to an issuer call, the valuation date will be the third business day prior to the call date, or the following trading day if such day is not a trading day.
If the Securities are subject to an optional early redemption, the valuation date will be the day on which you have properly notified UBS of your desire for UBS to redeem the Securities in accordance with the redemption procedures described herein on page 4, or the following trading day if such day is not a trading day.
If the Securities are not subject to an optional early redemption or issuer call, the valuation date will be the final valuation date specified on the front page of this pricing supplement, or the following trading day if such day is not a trading day.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. BECAUSE THE ISSUE PRICE PER SECURITY IS 110.00% OF THE PRINCIPAL AMOUNT AND YOU ARE NOT GUARANTEED REPAYMENT OF AMOUNTS IN EXCESS OF THE PRINCIPAL AMOUNT, YOU WILL LOSE UP TO APPROXIMATELY 9.09% OF YOUR INITIAL INVESTMENT IN THE SECURITIES (LESS THE VALUE OF COUPON PAYMENTS RECEIVED) IF THE FINAL BASKET VALUE IS NOT GREATER THAN $1,110. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Optional Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the maturity date (an “optional early redemption”) on any business day during the optional redemption period. If you elect to have UBS redeem your Securities, UBS will pay you a cash amount per redeemed Security on the applicable early redemption settlement date equal to the final basket value plus any accrued and unpaid coupon to and including the early redemption settlement date. After your Securities are redeemed pursuant to an optional early redemption, no further amounts will be owed to you under the Securities. You may only elect to redeem your Securities during the optional redemption period.

You must comply with the redemption procedures described below in order to redeem your Securities.

Redemption Procedures

The following procedures must be followed in order for your Securities to be redeemed pursuant to the optional early redemption:

(1)	You must deliver an Optional Early Redemption Request in substantially the form that is attached to this pricing supplement as Annex A to your broker or other person through whom you hold your Securities (your “broker”) using a delivery method acceptable to your broker. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your Securities for the relevant deadline;
(2)	Your broker must deliver an Optional Early Redemption Instruction in substantially the form that is attached to this pricing supplement as Annex B, to a designated affiliate of UBS (the “redemption agent”) via fax and confirm receipt by phone call no later than 2:00 p.m. (New York City time) on any business day during the optional redemption period;
(3)	The redemption agent must acknowledge receipt of the properly completed Optional Early Redemption Instruction in order for your election to be effective. If the redemption agent acknowledges receipt of the Optional Early Redemption Instruction on or prior to 3:00 p.m. (New York City time) on any business day during the optional early redemption period, the effective date for the your election will be that business day, provided any other requirements relating to the Securities are satisfied. If the redemption agent acknowledges receipt of the Optional Early Redemption Instruction after 3:00 p.m. (New York City time) on any business day during the optional early redemption period, the effective date for your election will be the next following business day during the optional early redemption period, provided any other requirements relating to the Securities are satisfied. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion; and
(4)	On or prior to the applicable valuation date and before the early redemption settlement date, the redemption agent will provide the relevant settlement information to your broker, and your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable early redemption settlement date.

All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the Callable Exchangeable Securities product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦	Risk of loss upon an issuer call, an optional early redemption or at maturity — The return on the Securities upon an issuer call or at maturity is linked to the performance of the underlying basket and will depend on whether, and the extent to which, the final basket value is greater than the principal amount per Security. The return to the Securities will be positive only if the final basket value is greater than $1,100. Thus, in those instances where the final basket value is greater than the principal amount per Security, the total return on your investment in the Securities will be negative even though the value of the underlying basket is increased during the term of the Security. If the final basket value is less than the principal amount per Security, you will receive only the principal amount of your Securities, resulting in a loss of approximately 9.09% of your initial investment (less the value of coupon payments received). If you exercise your optional early redemption right and the final basket value is less than the principal amount per Security, you will suffer a loss of more than 9.09% on your initial investment.
♦	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.
♦	Market risk — The price of any basket equity can rise or fall sharply due to factors specific to that basket equity and the issuer of such basket equity such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions.
♦	We may call the Securities prior to maturity — We will have the right, in our sole discretion, to redeem the Securities, in whole, but not in part, upon five (5) business days’ notice on any business day during the issuer call period. If we redeem the Securities, you will not be able to hold your Securities to maturity, you may suffer a loss on your Securities and you will not benefit from any subsequent appreciation of the underlying basket or receive any further payments (including coupon payments) on the Securities after the applicable call date. You may not be able to reinvest your principal amount in a comparable investment with similar characteristics as the Securities. We have no obligation to consider your interests in determining whether to call the Securities prior to the maturity date.
♦	The original issue price of the Securities is equal to 110% of the principal amount — The issue price of each Security is 110% of the principal amount per Security. Because you are not guaranteed repayment of amounts in excess of the principal amount and the share exchange amounts will be determined on the basis of the principal amount and not the issue price, the amount by which the issue price exceeds the principal amount represents an immediate cost to you and will not grow along with any appreciation of the underlying equity or underlying basket. In addition, any interest payable on the Securities will accrue on the principal amount and not the issue price.
♦	Owning the Securities is not the same as owning the basket equities — The return on your Securities may not reflect the return you would realize if you actually owned the basket equities. For instance, you will not receive or be entitled to receive any dividend payments or other distributions during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the basket equities may have.
♦	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the value of the underlying basket will rise or fall. There can be no assurance that the value of the underlying basket will increase above $1,100. The final basket value will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of the basket equities. You should be willing to assume the risk that you may not receive any positive return on your Securities and you may lose up to 9.09% of your initial investment.
♦	Changes in the prices of the basket equities may offset each other — The Securities are linked to a weighted basket comprised of the basket equities. Where the market price of one or more of the basket equities appreciates, the market price of one or more of the other basket equities may not appreciate by the same amount or may even decline. Therefore, in determining whether the final basket value and the payment upon an issuer call, an optional early redemption or at maturity on the Securities, increases in the prices of one or more of the basket equities may be moderated, or offset, by lesser increases or declines in the prices of one or more of the other basket equities. This affect is further amplified by differing weights of the basket equities. More heavily weighted basket equities will have a larger impact on the underlying return than basket equities with lesser weightings.

♦	There may be little or no secondary market for the Securities — There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.
♦	Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the value of the underlying basket; the price volatility of such basket equities; the dividend rate paid on the basket equities; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.
♦	Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.
♦	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the basket equities and/or over-the-counter options, futures or other instruments with returns linked to the performance of the basket equities, may adversely affect the market prices of the basket equities and, therefore, the market value of the Securities.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of any basket equity, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS.
♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying basket to which the Securities are linked.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Hypothetical Examples

The following example illustrates the calculation of the return on a hypothetical Security based on an underlying basket comprised of six basket equities with the following assumptions (amounts have been rounded for ease of analysis):

Term	5 years
Issue Price	$1100 per Security
Principal Amount per Security	$1000 per Security
Coupon Rate per Annum	0.125%
Total Coupon Amount Payable**	$6.25
Dividend Yield on the Underlying Basket*	1%
*	Total dividend yield assumed to be received by holders of the basket equities during the term of the Securities.
**	Based on the full term of the Security. The actual total coupon payable will vary depending on whether the Securities become subject to an optional early redemption or issuer call.

Example 1: The final value of the underlying basket is $787.06, and therefore less than or equal to the principal amount.

Basket Equity	Basket Weight	Final Equity Price	Share Exchange Amount
AAPL	12.50%	$437.50	0.33046
BX	12.50%	$14.00	6.675161
BWA	17.50%	$63.75	2.168437
FNSR	12.50%	$28.00	2.865288
PCLN	30.00%	$360.00	0.606531
SLB	15.00%	$72.00	1.558477

Given the above assumptions, the final value would be calculated as follows:

Final Value =	(AAPL final equity price x AAPL share exchange amount) + (BX final equity price x BX share exchange amount) +
(BWA final equity price × BWA  share exchange amount) +  (FNSR final equity price x FNSR share exchange amount) +
(PCLN final equity price x PCLN share exchange amount) + (SLB final equity price x SLB share exchange amount))
=	($437.50 × 0.33046) + ($14.00 × 6.675161) + ($63.75 × 2.168437) + ($28.00 × 2.865288) + ($360.00 × .606531) + ($72.00 × 1.558477)
=	$787.06

Since the final value of the underlying basket is less than or equal to the principal amount of $1,000, UBS will pay you the principal amount.

Example 2: The final value of the underlying basket is $1,063.80, and therefore greater than the principal amount.

Basket Equity	Basket Weight	Final Equity Price	Share Exchange Amount
AAPL	12.50%	$450.00	0.33046
BX	12.50%	$25.00	6.675161
BWA	17.50%	$67.50	2.168437
FNSR	12.50%	$28.00	2.865288
PCLN	30.00%	$675.00	0.606531
SLB	15.00%	$72.00	1.558477

Given the above assumptions, the final value would be calculated as follows:

Final Value =	(AAPL final equity price x AAPL share exchange amount) + (BX final equity price x BX share exchange amount) +
(BWA final equity price × BWA share exchange amount) + (FNSR final equity price x FNSR share exchange amount) + (PCLN final equity price x PCLN share exchange amount) + (SLB final equity price x SLB share exchange amount))
=	($450.00 × 0.33046) + ($25.00 × 6.675161) + ($67.50 × 2.168437) + ($28.00 × 2.865288) + ($675.00 × .606531) + ($72.00 × 1.558477)
=	$1,063.80

Since the final value of the underlying basket is greater than the principal amount of $1,000, UBS will pay you:

Final Value =	$1,063.80
Total Coupon Payable =	$6.25
Total Return =	$1,070.05 (2.72% return)

Example 3: The final value of the underlying basket is $1,169.32, and therefore greater than the principal amount.

Basket Equity	Basket Weight	Final Equity Price	Share Exchange Amount
AAPL	12.50%	$450.00	0.33046
BX	12.50%	$25.00	6.675161
BWA	17.50%	$67.50	2.168437
FNSR	12.50%	$36.00	2.865288
PCLN	30.00%	$675.00	0.606531
SLB	15.00%	$125.00	1.558477
Final Value =	(AAPL final equity price x AAPL share exchange amount) + (BX final equity price x BX share exchange amount) +
(BWA final equity price × BWA share exchange amount) + (FNSR final equity price x FNSR share exchange amount) + (PCLN final equity price x PCLN share exchange amount) + (SLB final equity price x SLB share exchange amount))
=	($450.00 × 0.33046) + ($25.00 × 6.675161) + ($67.50 × 2.168437) + ($36.00 × 2.865288) + ($675.00 × .606531) + ($125.00 × 1.558477))
=	$1,169.32

Since the final value of the underlying basket is greater than the principal amount of $1,000, UBS will pay to you:

Final Value =	$1,169.32
Total Coupon Payable =	$6.25
Total Return =	$1,175.57 (6.87% return)

Investing in the Securities involves significant risks. Upon an issuer call or at maturity, you may lose up to approximately 9.09% of your initial investment in the Securities (less the value of coupon payments received on the Securities) if the final basket value is not greater than $1,100. Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

If you exercise your optional early redemption right and the final basket value is less than the principal amount per Security, you will suffer a loss of more than 9.09% on your initial investment.

What Are the Tax Consequences of the Securities?

Some of the tax consequences of your investment in the Securities are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-34 of the product supplement. The discussion below supplements and, to the extent inconsistent, replaces the discussion in the product supplement.

In the opinion of Cadwalader, Wickersham & Taft LLP, the Securities should be treated as a debt instrument subject to special rules governing contingent payment debt obligations for United States federal income tax purposes, and the rest of this discussion assumes such treatment is respected.

Under the contingent payment debt obligation rules, regardless of your method of accounting, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Securities, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Securities (the “comparable yield”) and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in income in respect of the Securities in excess of coupon payments you receive with respect to the Securities. Your tax basis in your Securities will be increased by the amount you are required to include in income and reduced by the amount of projected payments that you receive.

You may obtain the comparable yield and the projected payment schedule by contacting UBS at 203-719-8500.

You are required to use the comparable yield and projected payment schedule obtained from UBS in determining your interest accruals in respect of the Securities, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of the Securities, and we make no representations regarding the amount of contingent payments with respect to the Securities.

On the sale or exchange of your Securities or upon an issuer call, optional early redemption or redemption on the maturity date you will recognize gain or loss equal to the amount realized on such sale, exchange, call or redemption and your tax basis in the Securities. Any gain recognized on any sale, exchange, issuer call or redemption of your Securities will generally be ordinary income and any loss will generally be ordinary loss to the extent of interest you have included as income in the current or previous tax years in respect of your Securities and, thereafter, capital loss.

Information with Respect to Foreign Financial Assets.  Under recently enacted legislation, individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions (which includes the Securities), as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. Individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Securities.

Medicare Tax.  For taxable years beginning after December 31, 2012, a U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its gross interest income and its net gains from the sale, redemption, or maturity of Securities, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Securities.

Optional Upsize Adjustments to Share Exchange Amounts

If additional Securities are issued by UBS pursuant to the investor's optional upsize right, the share exchange amount for each basket equity will be adjusted to equal the sum of:

(i) the original share exchange amount for such basket equity as of the trade date multplied by the percentage of the aggregate principal amount of Securities that is attributable to those Securities originally due to be issued prior to such investor's exercise of the optional upsize right; and

(ii) the upsize share exchange amount for such basket equity multiplied by the percentage of the aggregate principal amount of Securities that is attributable to those Securities to be issued pursuant to such investor's exercise of the optional upsize right.

Where:

The“upsize share exchange amount” means, with respect to a basket equity, the number of shares of such basket equity equal to the product of (i) the basket weighting of such basket equity, multiplied by (ii) $938.9671 divided by the upsize equity price of such basket equity.

The“upsize equity price” means, with respect to each basket equity, the closing price for such basket equity on upsize trade date. The “upsize trade date” means the date upon which such investor exercised its optional exchange right if such day is a trading day and the calculation agent determines that UBS received notice of such exercise prior to 2:00 p.m. on such day. Otherwise, the upsize trade date will be the first following trading day after the date upon which the calculation agent determines that such investor has exercised its optional exchange right.

The “basket weighting” of a basket equity will be with respect to: (i) AAPL: 12.5%, (ii) BX: 12.5%, (iii) BWA: 17.5%, (iv) FNSR: 12.5%, (v) PCLN: 30% and (vi) SLB: 15%.

Optional Upsize Procedures

You may elect to purchase additional Securities following the trade date. This option, which is exercisable until 2:00 p.m. on the third business day following the trade date, permits each investor to purchase a maximum of 1,311 additional Securities from UBS. If an investor exercises all or part of this option, they will purchase Securities covered by the option at the issue price to public and on the settlement date that appears on the cover of this pricing supplement.

To elect the optional upsize adjustment, you must deliver an Optional Upsize Request in substantially the form that is attached to this pricing supplement as Annex C, to UBS Securities LLC via fax and confirm receipt by phone call no later than 2:00 p.m. (New York City time) on the third business day following the trade date. The adjustment agent must acknowledge receipt of the properly completed Optional Upsize Request in order for your election to be effective on or prior to 3:00 p.m. (New York City time) on the third business day following the trade date.

Basket Information

All disclosures contained in this pricing supplement regarding each basket equity are derived from publicly available information. Neither UBS nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any basket equity contained in this pricing supplement. You should make your own investigation into each basket equity.

Included on the following pages is a brief description of the issuers of the respective basket equities. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low closing prices for each of the basket equities. The information given below is for the four calendar quarters in each of 2007, 2008, 2009 and 2010, where available. Partial data is provided for the first calendar quarter of 2011. We obtained the closing price information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the basket equities as an indication of future performance.

Each of the basket equities is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the basket equities with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by the respective issuers of the basket equities under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Apple Inc.

According to publicly available information, Apple Inc. (“Apple”) designs, manufactures and markets personal computers, mobile communication devices, and portable digital music and video players, and it sells a variety of related software, services, peripherals and networking solutions. Apple sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers and value-added resellers. In addition, Apple sells a variety of third-party Macintosh (Mac), iPhone and iPod compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content and applications through the iTunes Store. Apple sells to consumer, small and mid-sized business, education, enterprise, government and creative customers. As of September 25, 2010, Apple had opened a total of 317 retail stores, including 233 stores in the United States and 84 stores internationally. Information filed by Apple with the SEC under the Exchange Act can be located by reference to its SEC file number 000-10030, or its CIK Code: 0000320193. Apple’s website is http://www.apple.com. Apple’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “AAPL.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for Apple’s common stock, based on daily closing prices on the primary exchange for Apple, as reported by Bloomberg. Apple’s closing price on March 8, 2011 was $355.69. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2007	3/30/2007	$97.13	$83.27	$92.91
4/2/2007	6/29/2007	$125.09	$90.24	$122.04
7/2/2007	9/28/2007	$154.50	$117.05	$153.54
10/1/2007	12/31/2007	$199.83	$153.76	$198.08
1/2/2008	3/31/2008	$194.97	$119.15	$143.50
4/1/2008	6/30/2008	$189.96	$147.14	$167.44
7/1/2008	9/30/2008	$179.69	$105.26	$113.66
10/1/2008	12/31/2008	$111.04	$80.49	$85.35
1/2/2009	3/31/2009	$109.87	$78.20	$105.12
4/1/2009	6/30/2009	$144.67	$108.69	$142.43
7/1/2009	9/30/2009	$186.15	$135.40	$185.37
10/1/2009	12/31/2009	$211.64	$180.76	$210.86
1/4/2010	3/31/2010	$235.83	$192.00	$234.93
4/1/2010	6/30/2010	$274.16	$235.86	$251.53
7/1/2010	9/30/2010	$292.46	$240.16	$283.75
10/1/2010	12/31/2010	$325.47	$278.64	$322.56
1/3/2011*	3/8/2011*	$363.13	$326.72	$355.69
*	As of the date of this pricing supplement, available information for the first calendar quarter of 2011 includes data for the period from January 3, 2011 through March 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.

The graph below illustrates the performance of Apple’s common stock from January 3, 2000 through March 8, 2011, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

The Blackstone Group L.P.

According to publically available information, The Blackstone Group L.P. (“Blackstone”) is a manager of private capital and provider of financial advisory services. Blackstone is an independent manager of private capital with over $90 billion assets under management. Blackstone provides a range of financial advisory services, including corporate and mergers and acquisitions, restructuring and reorganization and fund placement services. Blackstone operates in four segments: Private Equity, Real Estate, Credit and Marketable Alternatives and Financial Advisory. The Private Equity segment manages five general private equity funds, as well as one specialized fund focusing on communications-related investments. The Real Estate Segment is engaged in the real estate investing with an assortment of real estate funds that are diversified geographically and across a variety of sectors. The Marketable Alternatives segment consists of its management of funds of hedge funds, credit-oriented funds and separately managed accounts, collateralized loan obligations and publicly-traded closed-end mutual funds. The Financial Advisory segment consists of its corporate and mergers and acquisitions advisory services, restructuring and reorganization advisory services and the Park Hill Group, which provides fund placement services for alternative investment funds. Information filed by Blackstone with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-33551, or its CIK Code: 0001393818. Blackstone’s website is http://www.blackstone.com. Blackstone’s common stock is listed on the New York Stock Exchange under the ticker symbol “BX.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for Blackstone’s common stock, based on daily closing prices on the primary exchange for Blackstone, as reported by Bloomberg. Blackstone’s closing price on March 8, 2011 was $17.65. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
6/22/2007	6/29/2007	$35.06	$29.27	$29.27
7/2/2007	9/28/2007	$31.50	$21.54	$25.08
10/1/2007	12/31/2007	$29.08	$20.60	$22.13
1/2/2008	3/31/2008	$21.74	$14.55	$15.88
4/1/2008	6/30/2008	$20.54	$16.94	$18.21
7/1/2008	9/30/2008	$18.83	$14.63	$15.34
10/1/2008	12/31/2008	$15.34	$4.65	$6.53
1/2/2009	3/31/2009	$8.10	$3.87	$7.25
4/1/2009	6/30/2009	$13.84	$7.24	$10.54
7/1/2009	9/30/2009	$15.05	$8.60	$14.20
10/1/2009	12/31/2009	$17.11	$12.90	$13.12
1/4/2010	3/31/2010	$14.90	$12.13	$14.00
4/1/2010	6/30/2010	$15.26	$9.52	$9.56
7/1/2010	9/30/2010	$12.69	$9.20	$12.69
10/1/2010	12/31/2010	$14.55	$12.40	$14.15
1/3/2011*	3/8/2011*	$18.33	$14.76	$17.65
*	As of the date of this pricing supplement, available information for the first calendar quarter of 2011 includes data for the period from January 3, 2011 through March 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.

The graph below illustrates the performance of Blackstone’s common stock from June 22, 2007 through March 8, 2011, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

BorgWarner Inc.

According to publically available information, BorgWarner Inc. (“BorgWarner”) is a global supplier of engineered automotive systems and components, primarily for powertrain applications. It operates in two segments: Engine and Drivetrain. The Engine segment develops and manufactures products to manage engines for fuel efficiency and reduced emissions. The Drivetrain Segment designs and manufactures automatic transmission components and modules and is a supplier to major automatic transmission manufacturers for both conventional automatic, new dual-clutch transmissions and automated manual transmissions. BorgWarner’s products are manufactured and sold globally, primarily to original equipment manufacturers of light-vehicles (passenger cars, sport-utility vehicles, vans and light-trucks). Its products are also sold to other original equipment manufacturers of commercial trucks, buses and agricultural and off-highway vehicles. It also manufactures and sells its products to certain tier one vehicle systems suppliers and into the aftermarket for light and commercial vehicles. BorgWarner operates manufacturing facilities serving customers in the United States, Europe and Asia. In April 2010, BorgWarner acquired Dytech ENSA SL, a producer of exhaust gas recirculation (“EGR”) coolers, EGR tubes, and integrated EGR modules, including valves for automotive and commercial vehicle applications, both on- and off-road. Information filed by BorgWarner with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-12162, or its CIK Code: 0000908255. BorgWarner’s website is http://www.borgwarner.com. BorgWarner’s common stock is listed on the New York Stock Exchange under the ticker symbol “BWA.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for BorgWarner’s common stock, based on daily closing prices on the primary exchange for BorgWarner, as reported by Bloomberg. BorgWarner’s closing price on March 8, 2011 was $76.83. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2007	3/30/2007	$39.04	$29.30	$37.71
4/2/2007	6/29/2007	$43.02	$37.04	$43.02
7/2/2007	9/28/2007	$47.13	$38.65	$45.77
10/1/2007	12/31/2007	$52.86	$46.72	$48.41
1/2/2008	3/31/2008	$50.93	$40.42	$43.03
4/1/2008	6/30/2008	$55.28	$42.83	$44.38
7/1/2008	9/30/2008	$45.09	$31.55	$32.77
10/1/2008	12/31/2008	$30.97	$16.11	$21.77
1/2/2009	3/31/2009	$25.03	$15.18	$20.30
4/1/2009	6/30/2009	$35.35	$20.95	$34.15
7/1/2009	9/30/2009	$35.85	$29.23	$30.26
10/1/2009	12/31/2009	$34.11	$27.85	$33.22
1/4/2010	3/31/2010	$38.66	$33.78	$38.18
4/1/2010	6/30/2010	$44.07	$34.60	$37.34
7/1/2010	9/30/2010	$52.62	$36.08	$52.62
10/1/2010	12/31/2010	$73.14	$51.54	$72.36
1/3/2011*	3/8/2011*	$80.30	$65.72	$76.83
*	As of the date of this pricing supplement, available information for the first calendar quarter of 2011 includes data for the period from January 3, 2011 through March 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.

The graph below illustrates the performance of BorgWarner’s common stock from January 3, 2000 through March 8, 2011, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Finisar Corporation

According to publically available information, Finisar Corporation (“Finisar”) is a provider of optical subsystems and components that connect short-distance local area networks, and storage area networks, and longer distance metropolitan area networks fiber-to-the-home networks, cable television networks and wide area networks. Finisar’s optical subsystems consist primarily of transmitters, receivers, transceivers and transponders, which provide the fundamental optical-electrical interface for connecting the equipment used in building these networks, including switches, routers and file servers used in wireline networks as well as antennas and base stations for wireless networks. Finisar sells its optical subsystem and component products to manufacturers of storage systems, networking equipment and telecommunication equipment or their contract manufacturers On July 15, 2009, Finisar consummated the sale of substantially all of the assets of the Network Tools Division to JDS Uniphase Corporation. In September 2010, Finisar acquired Broadway Networks, Ltd. Information filed by Finisar with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-27999, or its CIK Code:0001094739. Finisar’s website is http://www.finisar.com. Finisar’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “FNSR.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for Finisar’s common stock, based on daily closing prices on the primary exchange for Finisar, as reported by Bloomberg. Finisar’s closing price on March 8, 2011 was $40.05. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2007	3/30/2007	$28.00	$24.08	$28.00
4/2/2007	6/29/2007	$31.68	$27.12	$30.24
7/2/2007	9/28/2007	$32.72	$21.68	$22.40
10/1/2007	12/31/2007	$24.32	$10.80	$11.60
1/2/2008	3/31/2008	$15.44	$9.04	$10.24
4/1/2008	6/30/2008	$15.04	$9.44	$9.52
7/1/2008	9/30/2008	$13.12	$7.68	$8.08
10/1/2008	12/31/2008	$8.72	$2.32	$3.04
1/2/2009	3/31/2009	$4.80	$1.69	$3.52
4/1/2009	6/30/2009	$6.86	$3.68	$4.56
7/1/2009	9/30/2009	$10.64	$3.54	$9.68
10/1/2009	12/31/2009	$9.85	$7.19	$8.92
1/4/2010	3/31/2010	$15.94	$9.13	$15.71
4/1/2010	6/30/2010	$16.92	$13.00	$14.90
7/1/2010	9/30/2010	$19.25	$12.24	$18.79
10/1/2010	12/31/2010	$29.88	$16.86	$29.69
1/3/2011*	3/8/2011*	$43.24	$30.01	$40.05
*	As of the date of this pricing supplement, available information for the first calendar quarter of 2011 includes data for the period from January 3, 2011 through March 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.

The graph below illustrates the performance of Finisar’s common stock from January 3, 2000 through March 8, 2011, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Priceline.com Incorporated

According to publically available information, priceline.com Incorporated (“Priceline”) is an online travel company, which offers a range of travel services including hotel rooms, car rentals, airline tickets, vacation packages, cruises, destination services and travel insurance. Internationally, Priceline works with 78,000 chain-owned and independently owned hotels and offers customers hotel room reservations in over 90 countries and 32 languages. In the United States, Priceline offers their customers the ability to purchase travel services in either a price-disclosed manner, which enables the customers see the price of the reservation prior to selecting and booking travel services, or the opportunity to use the Name Your Own Price® service, which allows the customers to make offers for travel services at discounted prices. Priceline’s subsidiaries include Lowestfare.com LLC and Travelweb LLC. In May 2010, Priceline acquired TravelJigsaw LTD. Information filed by Priceline with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-25581, or its CIK Code: 0001075531. Priceline’s website is http://www.priceline.com. Priceline’s common stock is listed on the NASDAQ Global Select Market under the ticker symbol “PCLN.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for Priceline’s common stock, based on daily closing prices on the primary exchange for Priceline, as reported by Bloomberg. Priceline’s closing price on March 8, 2011 was $469.08. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2007	3/30/2007	$55.26	$42.29	$53.26
4/2/2007	6/29/2007	$68.74	$54.21	$68.74
7/2/2007	9/28/2007	$89.95	$61.56	$88.75
10/1/2007	12/31/2007	$119.73	$84.27	$114.86
1/2/2008	3/31/2008	$127.51	$89.36	$120.86
4/1/2008	6/30/2008	$139.66	$115.46	$115.46
7/1/2008	9/30/2008	$117.20	$66.84	$68.43
10/1/2008	12/31/2008	$73.65	$47.07	$73.65
1/2/2009	3/31/2009	$86.68	$66.04	$78.78
4/1/2009	6/30/2009	$118.00	$80.88	$111.55
7/1/2009	9/30/2009	$168.24	$103.75	$165.82
10/1/2009	12/31/2009	$229.24	$157.79	$218.50
1/4/2010	3/31/2010	$255.99	$195.35	$255.00
4/1/2010	6/30/2010	$273.00	$175.19	$176.54
7/1/2010	9/30/2010	$349.93	$176.41	$348.34
10/1/2010	12/31/2010	$420.65	$330.86	$399.55
1/3/2011*	3/8/2011*	$469.08	$409.41	$469.08
*	As of the date of this pricing supplement, available information for the first calendar quarter of 2011 includes data for the period from January 3, 2011 through March 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.

The graph below illustrates the performance of Priceline’s common stock from January 3, 2000 through March 8, 2011, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Schlumberger Limited

According to publicly available information, Schlumberger Limited (“Schlumberger”) is a supplier of technology, integrated project management and information solutions to customers working in the oil and gas industry. Schlumberger operates in two business segments: Schlumberger Oilfield Services and WesternGeco. The Schlumberger Oilfield Services provides a range of products and services from exploration to production. WesternGeco is an advanced surface seismic acquisition and processing company. In March 2010, Schlumberger acquired Geoservices Manangement S.A.S., a French oilfield services company. Information filed by Schlumberger with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04601, or its CIK Code: 0000087347. Schlumberger’s website is http://www.slb.com. Schlumberger’s common stock is listed on the New York Stock Exchange under the ticker symbol “SLB.”

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. We make no representation or warranty as to the accuracy or completeness of the information contained in outside sources.

Historical Information

The following table sets forth the quarterly high and low closing prices for Schlumberger’s common stock, based on daily closing prices on the primary exchange for Schlumberger, as reported by Bloomberg. Schlumberger’s closing price on March 8, 2011 was $89.85. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2007	3/30/2007	$70.67	$56.52	$69.10
4/2/2007	6/29/2007	$89.20	$70.82	$84.94
7/2/2007	9/28/2007	$107.27	$85.84	$105.00
10/1/2007	12/31/2007	$112.09	$89.17	$98.37
1/2/2008	3/31/2008	$102.31	$74.86	$87.00
4/1/2008	6/30/2008	$108.42	$89.24	$107.43
7/1/2008	9/30/2008	$109.86	$73.75	$78.09
10/1/2008	12/31/2008	$76.87	$37.74	$42.33
1/2/2009	3/31/2009	$47.60	$35.19	$40.62
4/1/2009	6/30/2009	$62.18	$41.10	$54.11
7/1/2009	9/30/2009	$62.41	$49.20	$59.60
10/1/2009	12/31/2009	$70.76	$56.83	$65.09
1/4/2010	3/31/2010	$71.29	$60.76	$63.46
4/1/2010	6/30/2010	$73.15	$51.75	$55.34
7/1/2010	9/30/2010	$63.26	$53.33	$61.61
10/1/2010	12/31/2010	$83.63	$61.20	$83.50
1/3/2011*	3/8/2011*	$95.04	$80.53	$89.85
*	As of the date of this pricing supplement, available information for the first calendar quarter of 2011 includes data for the period from January 3, 2011 through March 8, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2011.

The graph below illustrates the performance of Schlumberger’s common stock from January 3, 2000 through March 8, 2011, based on information from Bloomberg. Past performance of the basket equity is not indicative of the future performance of the basket equity.

Supplemental Plan of Distribution (Conflicts of Interest)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Notes at the issue price indicated on the cover of this pricing supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Notes. UBS Securities LLC has agreed that, to the extent the optional upsize right of an investor is exercised, it will purchase a number of additional Securities proportionate to the number of additional Securities to be purchased pursuant to such investor’s optional upsize right.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Notes and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Notes in the offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

(1)	Insert if UBS has the details when this is printed and can delete prior paragraph. Or just use prior paragraph.

ANNEX A

INSTRUCTIONS TO INVESTOR OR AUTHORIZED PARTY:  In order to request an Optional Early Redemption of your Securities, please complete and sign the Optional Early Redemption Request below and deliver it to your broker or other person through whom you hold your Securities (your “Broker”) using a delivery method acceptable to your Broker.

INSTRUCTIONS TO BROKER:  Upon receipt of this Optional Early Redemption Request: (1) please confirm that the information is accurate and (2) please complete an Optional Early Redemption Instruction and follow the instructions set forth therein. A form of Optional Early Redemption Instruction can be found as ANNEX B to this pricing supplement for the Securities dated March 8, 2011.

OPTIONAL EARLY REDEMPTION REQUEST

(to be completed by investor or authorized party)

To:

(Name of broker or other person through whom you hold your securities (your “Broker”))

Subject:	UBS AG Callable Exchangeable Securities Notice of Early Redemption, CUSIP No. 902674EL0 (the “Securities”)
Name of account holder:
Account number:
Broker contact name:
Number of Securities to be redeemed:

I hereby irrevocably request the early redemption of the Securities described above.

I understand that these Securities will not be redeemed unless my Broker properly completes and delivers an Early Redemption Instruction to UBS Securities LLC and the requirements specified in the product supplement, dated March 8, 2011, and this pricing supplement, dated March 8, 2011, relating to the Securities (the “Offering Documents”) are satisfied.

Provided all requirements are satisfied, I understand that the valuation date for these Securities will be the first trading day following the redemption notice date, as described in the Offering Documents (subject to postponement upon the occurrence of a market disruption event as described in the Offering Documents).

Signed,

Name:
Telephone:
E-mail:
Date:

ANNEX B

INSTRUCTIONS TO BROKER:  In order to request an Optional Early Redemption of your client's Securities: (1) please complete and sign the Optional Early Redemption Instruction below and fax it to UBS Securities LLC at 203-719-7063 and (2) please call UBS Securities LLC at 203-719-8500 to confirm the instruction has been received. Once UBS Securities LLC provides you with the relevant settlement information, please contact your DTC settlements area to book the transaction.

OPTIONAL EARLY REDEMPTION INSTRUCTION

(to be completed by Broker)

To:	UBS Securities LLC
Subject:	UBS AG Callable Exchangeable Securities Notice of Early Redemption, CUSIP No. 902674EL0 (the “Securities”)

A holder of the Securities has irrevocably elected to exercise the Optional Early Redemption with respect to the number of Securities indicated below.

Number of Securities to be redeemed:
DTC # (and any relevant sub-account):
Contact name for DTC settlements:
Contact telephone for DTC settlements:

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Valuation Date with respect to the number of Securities specified above at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Early Redemption Settlement Date.

The undersigned acknowledges that if UBS Securities LLC acknowledges receipt of this Optional Early Redemption Instruction on or prior to 3:00 p.m. (New York City time) on any business day, the effective date for this election will be that business day, provided any other requirements in the product supplement, dated March 8, 2011, and this pricing supplement, dated March 8, 2011, relating to the Securities (the “Offering Documents”) are satisfied. If UBS Securities LLC acknowledges receipt of this Optional Early Redemption Instruction after 3:00 p.m. (New York City time) on any business day, the effective date for this election will be the next following business day, provided any other requirements relating to the Securities in the Offering Documents are satisfied.

Signed,

              (Name of Broker)

By:
Title:
Telephone:
Fax:
E-mail:

SETTLEMENT INFORMATION

(to be completed by UBS Securities LLC and returned to Broker)

DTC #:	642	Price per Security:
Contact name for DTC settlements:		Valuation Date:
Contact telephone for DTC settlements:		Early Redemption Settlement Date:

ANNEX C

INSTRUCTIONS TO INVESTOR OR AUTHORIZED PARTY:   In order to request an Optional Upsize of the Securities: (1) please complete and sign the Optional Upsize Request below and fax it to UBS Securities LLC at 203-719-7063 and (2) please call UBS Securities LLC at 203-719-8500 to confirm the instruction has been received.

OPTIONAL UPSIZE REQUEST

(to be completed by investor or authorized party)

To:

(Name of person through whom you purchased your Securities)

Subject:	UBS AG Callable Exchangeable Securities Notice of Optional Upsize, CUSIP No. 902674EL0 (the “Securities”)
Name of account holder:
Account number:
Number of additional Securities:

I hereby irrevocably request the Optional Upsize of the Securities described above.

Signed,

Name:
Telephone:
E-mail:
Date: